BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG

                            Mr. Douglas M. Hultquist
                               September 8, 1999
                                     Page 0


                BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG
                        333 WEST WACKER DRIVE, SUITE 2700
                             CHICAGO, ILLINOIS 60606
                            Telephone (312) 984-3100
                            Facsimile (312) 984-3150


                                September 8, 1999

Quad City Holdings, Inc.
3551 7th Street
Moline, Illinois 61265

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Quad City Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), registering the offer and sale of up to 150,000 of the Company's common shares, $1.00 par value (the "Shares"), pursuant to the Company's 1997 Stock Incentive Plan (the "Plan"). In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

         With respect to the opinions expressed above, we are qualified to practice law in the State of Illinois and express no opinion concerning any law other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the laws of the United States of America.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

         This opinion is being furnished to you solely for your benefit in connection with the transactions set forth above. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                                                Very truly yours,


                                                /s/ Barack Ferrazzano Kirschbaum
                                                --------------------------------
                                                BARACK FERRAZZANO KIRSCHBAUM
                                                PERLMAN & NAGELBERG